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Exhibit 23.3

Consent of Independent Auditor

Ashford Inc.
Dallas, Texas

        We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated June 28, 2019, relating to the financial statements of Marietta Leasehold LP as of December 31, 2018 and 2017 and for the years then ended, contained in the Proxy Statement/Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Proxy Statement/ Prospectus.

/s/ BDO USA, LLP

Dallas, Texas
August 30, 2019

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  Exhibit 23.3
Consent of Independent Auditor